UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2014

XO Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35217	13-3895178
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

195 Broadway, 25th Floor, New York, New York	10007
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 219-8555

(Former name or former address, if changed since last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On October 23, 2014, XO Group Inc. (the “Company”) committed to a plan to cease operations at its warehouse in Redding, California. The Company informed impacted employees on October 23, 2014, and the process of the warehouse closure is expected to be completed by end of the first quarter of 2015.

This decision is the result of a rigorous examination to enhance the financial contribution of the Company’s eCommerce fulfillment operations and furthers the Company’s focused transformation to a digital marketplace. The Company intends to continue to serve the eCommerce needs of its users through a registry and partner-based model for providing users with desired products and services. The decision to cease operations at the Redding warehouse took into account that the Company’s manufacturing operations have experienced significant revenue declines over the past three years, and the Company expected that the manufacturing operations would have continued to experience declines.

Approximately 72 full-time employees and 39 part-time employees will be impacted.

The actions are expected to reduce operating costs by approximately $6.0 to $7.0 million, annualized, directly related to these fulfillment operations, after the completion of the warehouse closure. The Company estimates that gross profit from the current eCommerce operation would have been approximately $5.0 million in 2015.

The Company estimates that it will incur pre-tax costs in the aggregate amount of approximately $2.5 million to $3.5 million during the fourth quarter of 2014 and the first quarter of 2015. The costs to be incurred relate primarily to severance, asset impairment, accelerated lease expense and disposal costs related to the warehouse closure. Approximately $1.0 million to $1.5 million of these charges are expected to be cash-based.

This report on Form 8-K contains projections and other forward-looking statements regarding future events and our future financial performance. These statements are only predictions and reflect our current beliefs and expectations. Actual events or results may differ materially from those contained in the projections or forward-looking statements. It is routine for internal projections and expectations to change as the quarter and year progress, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change. Although these expectations may change, we will not necessarily inform you if they do nor will we necessarily update the information contained in this report on Form 8-K. Readers are urged to read the reports and documents filed from time to time by the Company with the Securities and Exchange Commission for a discussion of important risk factors that could cause actual results to differ materially from those discussed in the forward-looking statements. Forward-looking statements in this report are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XO GROUP INC. (Registrant)

Date: October 23, 2014	By:	/s/ GILLIAN MUNSON
Gillian Munson
Chief Financial Officer